                                                                      [FORM]

           FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       MEDIALINK WORLDWIDE INCORPORATED

                  It is hereby certified that:

                  1.       (a)      The present name of the corporation
(hereinafter called the "Corporation") is MEDIALINK WORLDWIDE INCORPORATED.

                           (b)      The name under which the Corporation was
originally incorporated is Video Broadcasting Corporation and the dates of filing of the original Certificate of Incorporation of the Corporation and the six Certificates of Amendment of Certificate of Incorporation, with the Secretary of State of the State of Delaware are September 24, 1986, October 20, 1986, May 11, 1987, November 10, 1987, October 31, 1989, December 10, 1991 and
August 23, 1996, respectively.

                  2. The original Certificate of Incorporation of the Corporation is hereby amended by striking out Articles SECOND, FIFTH and NINTH thereof and by substituting in lieu thereof new Articles SECOND, FIFTH and NINTH which are set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for. New Articles TWELFTH and THIRTEENTH have been inserted in the Amended and Restated Certificate of Incorporation.

                  3. The provisions of the certificate of incorporation of the Corporation as heretofore amended, restated and supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of MEDIALINK WORLDWIDE INCORPORATED without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended, restated and supplemented and the provisions of said single instrument hereinafter set forth.

                  4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendments and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

                  5. The certificate of incorporation of the Corporation, as amended and restated herein, shall read as follows:

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                       MEDIALINK WORLDWIDE INCORPORATED

                  FIRST. The name of the corporation is Medialink Worldwide Incorporated (the "Corporation").
                  SECOND. The location of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
                  THIRD. The nature of the business or purposes to be conducted or promoted is to engage in, and to do any lawful act for which corporations may be incorporated under the General Corporation Law of Delaware.
                  FOURTH. The Corporation is to have perpetual existence. FIFTH. The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is seventeen million seven hundred seventy-six thousand and fifty-seven (17,776,057) shares. The number of shares of Common Stock authorized is fifteen million (15,000,000) shares, par value $0.01 per share. The number of shares of Preferred Stock authorized is two million seven hundred seventy-six thousand and fifty-seven (2,776,057) shares. The Preferred Stock shall be issued in four (4) series. The first such series shall be "Series A Preferred" and shall consist of six hundred fifty-five thousand four hundred seventeen (655,417) shares, par value $1.50 per share. The second such series shall be "Series B Preferred" and shall consist of four hundred seventy-five thousand one hundred eighty-five (475,185), par value $1.35 per share. The third such series shall be "Series C Preferred" and shall consist of six hundred forty-five thousand four hundred fifty-five (645,455) shares, par value $2.75 per share. The fourth such series shall be "Preferred Stock" and shall consist of one million (1,000,000) shares, par value $0.01 per share. The
Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be issued with such further qualifications, powers, preferences, rights and such qualifications, limitations or restrictions thereof as the Board of Directors, or any committee appointed by the Board of Directors for such purpose, shall fix by resolution, as provided by Section 151 of the General Corporation Law of the State of Delaware, for any such series of Preferred Stock, provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock authorized hereby.
                  The designations, voting powers, preferences and relative,

participating, optional or other special rights and qualifications, limitations of restrictions of each class of Stock of the Corporation are as follows:

                              I.  Preferred Stock

                  1. Issuance of Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division I.
                  2.       Authority of the Board with Respect to Series.
                           The Board of Directors is authorized, at any time and
from time to time, to provide for the issuance of the shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in or inconsistent with this Certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:
                           (i)   The number of shares constituting that
                  series and the distinctive designation of that series;
                           (ii) The dividend rate or rates on the shares of that series, whether dividends shall be cumulative, and, if so from which date or dates, the payment date or dates for dividends and the relative rights of priority, if any, of payment of dividends on shares of that series;
                           (iii) Whether that series shall have voting rights,
                  in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
                           (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
                           (v) Whether or not the shares of that series shall
                  be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
                           (vi) Whether that series shall have a sinking or
                  retirement fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking or retirement fund;
                           (vii) The rights of the shares of that series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;
                           (viii) Any other preferences, privileges and powers,
                  and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series as the Board of Directors may deem advisable and are not inconsistent with the provisions of this Certificate of Incorporation.

                  3. Dividends. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment in accordance with their respective preferential and relative rights before any dividends shall be paid or declared and set apart for payment on the outstanding shares of Common Stock with respect to the same dividend period.
                  4. Liquidation. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential and relative amounts (including unpaid cumulative dividends, if any) payable with respect thereto.
                  5. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.
                  6. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

                               II.  Common Stock

                  1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.
                  2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

                  3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Company on all matters voted upon by the stockholders.
                  SIXTH. The Corporation may issue shares, option rights, or securities having conversion or option rights, without first offering them to shareholders of any class or classes.
                  SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.
                  EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of shareholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, subject to the provisions of law.
                  NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.
                  TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
                  ELEVENTH. The name and mailing address of each incorporator is as follows:

                           Name             Mailing Address

                  John F. Egan              14th Floor, Packard Building
                                            15th & Chestnut Streets
                                            Philadelphia, PA 19102

                  TWELFTH. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
                  THIRTEENTH.
                  (i) At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be classified into three classes as nearly equal in size as is practicable, hereby designed Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders of the Corporation; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders of the Corporation; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders of the Corporation. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the first annual meeting of stockholders of the Corporation. At each annual meeting after the first annual meeting of stockholders of the Corporation, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as if practicable.
                  (ii) The number of directors which constitute the whole Board of Directors of the Corporation shall be designed in the Bylaws of the Corporation.
                  (iii) Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.
                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation as executed by its President and attested by its Secretary this ____ day of ____________, 1996.


                                      MEDIALINK WORLDWIDE INCORPORATED

                                      By:
                                         -----------------------------------

                                      Attest:

                                      By:
                                         -----------------------------------